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                                                                   Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors of Midwest Grain Products, Inc.

     We consent to the incorporation by reference in the Registration Statement on Form S-8 being filed under the Securities Act of 1933 by Midwest Grain Products, Inc. with respect to the Midwest Grain Products, Inc. Stock Incentive Plan of 1996, 1998 Stock Incentive Plan for Salaried Employees and the 1996 Stock Option Plan for Outside Directors (the "Plans"), to be used in registering shares of Midwest Grain Products, Inc. Common Stock, of our reports dated August 8, 1997 relating to the consolidated balance sheets of Midwest Grain Products, Inc. and subsidiaries as of June 30, 1997 and 1996,and the related consolidated statements of operations, equity and cash flows and the related schedules for each of the years in the three-year period ended June 30, 1997, which reports appears in the Midwest Grain Products, Inc. annual report on Form 10-K for the year ended June 30, 1997.


                                    s/BAIRD, KURTZ & DOBSON
                                    BAIRD,KURTZ & DOBSON

Kansas City, Missouri
May 4, 1998